UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2017

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WESTMORELAND RESOURCE PARNTERS, LP
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34815	77-0695453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2017, Westmoreland Kemmerer, LLC (“WKL”), a wholly owned subsidiary of Westmoreland Resource Partners, LP, and Pacificorp (collectively, the “Parties”) entered into an amendment (the “Amendment”) to the Parties’ 2017 coal supply agreement (the “2017 Agreement”). Under the Amendment, the Parties increased the Annual Maximum for Contract Years 2017-2021 and decreased the Tier 2 price threshold. Additionally, the Amendment adjusted shortfall and inventory provisions for Contract Year 2017-2018 to mirror the terms already in place for the 2017 Stub Year. Each of the tonnage terms relating to the Annual Maximum, Tier 2 price threshold, shortfall and inventory were omitted from the 2017 Agreement upon its original filing pursuant to a request for confidential treatment to the Securities and Exchange Commission ("Commission"). Capitalized terms not defined herein have the meanings ascribed to them in the 2017 Agreement previously filed with the Commission.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which will be filed with the Commission as required.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: July 7, 2017	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Chief Legal Officer